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                                                                     Exhibit 3.5


                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                      CHEVRON PHILLIPS CHEMICAL COMPANY LP

            THE UNDERSIGNED, in consideration of the mutual covenants of the parties herein contained and other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, are executing this Agreement of Limited Partnership ("Agreement") for the purpose of forming a limited partnership (the "Partnership") pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Sections 17-101 et seq. (the "LP Act"), and do hereby agree as follows:

            1. Name. The name of the Partnership shall be Chevron Phillips Chemical Company LP, or such other name as the General Partner may from time to time hereafter designate.

            2. Definitions. In addition to terms otherwise defined herein, the following terms are used herein as defined below:

            "Capital Contribution" means, with respect to any Partner, the cash, property, services or promissory obligations (if any) contributed by such Partner to the Partnership in accordance with Section 8 hereof (the amount or agreed value of which is set forth on SCHEDULE I).

            "Event of Withdrawal of a General Partner" means an event that causes a person or entity to cease to be a General Partner as provided in
      Section 17-402 of the LP Act.

            "General Partners" means the Initial General Partner and any or all other persons or entities admitted as additional or substituted General Partners pursuant to the provisions of this Agreement, so long as they remain General Partners. Reference to a "General Partner" means any one of the General Partners.

            "Initial General Partner" means Chevron Phillips Chemical Holdings II LLC, a Delaware limited liability company.

            "Initial Limited Partner" means Chevron Phillips Chemical Holdings I LLC, a Delaware limited liability company.

            "Initial Partners" means the Initial General Partner and the Initial Limited Partner.

            "Interest" means the ownership interest of a Partner in the Partnership (which shall be considered personal property for all purposes), consisting of (i) such Partner's Percentage Interest in profits, losses, allocations and distributions (if any), (ii) such Partner's right to vote or grant or withhold consents with respect to Partnership matters as provided herein or in the LP Act, and (iii) such Partner's other rights and privileges as herein provided.
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            "Limited Partners" means the Initial Limited Partner and all other persons or entities admitted as additional or substituted Limited Partners pursuant to this Agreement, so long as they remain Limited Partners. Reference to a "Limited Partner" means any one of the Limited Partners.

            "Majority in Interest of the Limited Partners" means Limited Partners whose Percentage Interests aggregate to greater than 50% of the Percentage interests of all Limited Partners; provided, however, that at any time that there are no Limited Partners having Percentage Interests, Majority in Interest of the Limited Partners means a majority in number of the Limited Partners.

            "Partners" means those persons or entities who from time to time are the General Partners and the Limited Partners. Reference to a "Partner" means any one of the Partners.

            "Percentage Interest" means a Partner's share of the profits and losses of the Partnership and the Partner's percentage right to receive distributions of Partnership assets. The Percentage Interest of each Partner shall be the percentage set forth opposite such Partner's name on
      SCHEDULE I, as such schedule shall be amended from time to time in accordance with the provisions hereof. Subject to the provisions of
      Section 8(a) hereof, the combined Percentage Interest of all Partners shall at all times equal 100%.

Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context clearly requires otherwise, the words "hereof," "herein," and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof.

            3. Purpose. The purpose of the Partnership shall be to engage in any lawful business that may be engaged in by a limited partnership organized under the LP Act, as such business activities may be determined by the General Partners from time to time.

            4.    Office.

                  (a) The principal office of the Partnership, and such additional offices as the General Partners may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the General Partners may designate from time to time.

                  (b) The registered office of the Partnership in the State of Delaware is located at 1201 North Market Street, Wilmington, New Castle County, Delaware 19801. The registered agent of the Partnership for service of process at such address is Delaware Corporation Organizers, Inc. The General Partners may change such registered office or registered agent at any time.

            5. Partners. The name and business or residence address of each Partner of the Partnership, the General Partners and the Limited Partners being separately designated, are as set forth on SCHEDULE I, as the same may be amended from time to time.
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                                                                               3


            6. Term. The Partnership shall continue until dissolved and terminated in accordance with Section 14 of this Agreement.

            7.    Management of the Partnership.

                  (a) The General Partners shall have the exclusive right to manage the business of the Partnership, and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Partnership and, in general, all powers permitted to be exercised by a general partner under the LP Act. The General Partners may appoint, employ, or otherwise contract with any persons or entities for the transaction of the business of the Partnership or the performance of services for or on behalf of the Partnership, and the General Partners may delegate to any such person (who may be designated an officer of the Partnership) or entity such authority to act on behalf of the Partnership as the General Partner may from time to time deem appropriate.

                  (b) Except as to actions herein specified to be taken by all the General Partners or by the General Partners acting unanimously, whenever there is more than one General Partner of the Partnership, the duties and powers of the General Partners may be exercised by any one of the General Partners acting alone.

                  (c) No Limited Partner, in his status as such, shall have the right to take part in the management or control of the business of the Partnership or to act for or bind the Partnership or otherwise to transact any business on behalf of the Partnership.

                  (d) Any action to approve or consent to any matter hereunder or pursuant to the LP Act by the General Partners, the Limited Partners or all Partners may be accomplished at a meeting of the applicable Partners, held at such time and place as shall have been agreed on by them, or by written consent executed by at least such number or percentage in interest of Partners as is required hereunder or under the LP Act to approve the matter at issue. Written consents may be executed and delivered by telecopy or like electronic means.

            8.    Capital Contributions: Capital Accounts: Administrative
Matters.

                  (a) At the time of execution of this Agreement and formation of the Partnership, the Initial Partners shall not make any contributions to the capital of the Partnership and shall not acquire any "partnership interest" (as defined in Section 17-101 of the LP Act) in the Partnership. Accordingly at the time of formation, neither of the Initial Partners shall have an economic interest in the Partnership or any right to receive allocations of profit or loss or distributions of Partnership assets hereunder or under the LP Act, and the Percentage Interest of each Initial Partner shall be zero. Notwithstanding the foregoing, at any time following formation of the Partnership, the Initial Partners may make Capital Contributions and receive Percentage Interests if and to the extent the Partners, acting unanimously, so determine. Further, the Initial Partners may receive transfers of Interests in the Partnership in accordance with the terms of this Agreement and thereby acquire Percentage Interests in the Partnership (to the extent, if any, that the transferee held Percentage Interests). Persons or entities hereafter admitted as General
Partners or Limited Partners of the Partnership shall make such contributions of cash (or
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                                                                               4


promissory obligations), property or services to the Partnership and shall receive such Percentage Interests (if any), as shall be determined by the Partners, acting unanimously, at the time of each such admission.

                  (b) The fiscal year of the Partnership shall be a calendar year. The books and records of the Partnership shall be maintained in accordance with generally accepted accounting principles.

                  (c) All items of Partnership income, gain, loss, deduction, credit or the like shall be allocated among the Partners having Percentage Interests pro rata in accordance with their respective Percentage Interests as set forth in SCHEDULE I.

                  (d) Notwithstanding any other provision hereof, so long as the Partnership is treated as having a single owner for federal, state or local income tax purposes, it is the intention of the Partners that the Partnership shall be disregarded as an entity separate from such single owner and, accordingly, that for such federal, state or local income tax purposes all items of income, gain, loss, deduction, credit or the like of the Partnership shall be treated as items of income, gain, loss, deduction, credit or the like of such single owner. The General Partners shall cause the Partnership to make any necessary or appropriate elections under federal, state or local income tax laws or regulations, and the Partners agree to execute such documents or to take such other actions, as may be required to effectuate such intention.

            9.    Assignments of Partnership Interest; Substituted Partners.

                  (a) No Limited Partner may sell, assign, pledge or otherwise transfer or encumber (collectively "transfer") all or any part of his Interest in the Partnership, and no transferee of all or any part of the Interest of a Limited Partner shall be admitted as a substituted Limited Partner, without, in either event, having obtained the prior written consent of all of the General Partners.

                  (b) No General Partner may transfer all or any part of his Interest in the Partnership, and no transferee of all or any part of the Interest of a General Partner shall be admitted as a substituted General Partner, without, in either event, having obtained the consent of all other General Partners or, if none, the consent of a Majority in Interest of the Limited Partners.

                  (c) The General Partners shall amend SCHEDULE I from time to time to reflect transfers made in accordance with, and as permitted under, this
Section 9. Any purported transfer in violation of this Section 9 shall be null and void and shall not be recognized by the Partnership.

            10. Withdrawal. No Partner shall have the right to withdraw from the Partnership except with the consent of all of the General Partners and upon such terms and conditions as may be specifically agreed upon between the General Partners and the withdrawing Partner. The provisions hereof with respect to distributions upon withdrawal are exclusive and no
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Partner shall be entitled to claim any further or different distribution upon withdrawal under Section 17-604 of the LP Act or otherwise.

            11. Additional Partners. The Partners, acting unanimously, shall have the right to admit additional General Partners and additional Limited Partners upon such terms and conditions, at such time or times, and for such Capital Contributions as shall be determined by all of the Partners; and in connection with any such admission, the General Partners shall amend SCHEDULE I hereof to reflect the name, address and Capital Contribution of the additional Partner and any agreed upon changes in the Partner's respective Percentage Interests.

            12. Distributions. Distributions of cash or other assets of the Partnership shall be made at such times and in such amounts as the General Partners may determine from time to time. Distributions shall be made to (and profits and losses shall be allocated among) Partners having Percentage Interests pro rata in accordance with their respective Percentage Interests.

            13. Return of Capital. No Partner has the right to receive, and the General Partners have absolute discretion to make, any distributions to a Partner which include a return of all or any part of such Partner's Capital Contribution, provided that upon the dissolution of the Partnership, the assets of the Partnership shall be distributed as provided in Section 17-804 of the LP Act. No Partner shall have any personal liability for the return of any Partner's Capital Contribution. Any return of capital to the Partners shall be payable solely from the assets of the Partnership.

            14. Dissolution. Subject to the provisions of Section 15 of this Agreement, the Partnership shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

                  (a) The determination of all of the General Partners to dissolve the Partnership; or

                  (b) The occurrence of an Event of Withdrawal of a General Partner or any other event causing a dissolution of the Partnership under
Section 17-801 of the LP Act.

            15. Continuation of the Partnership. Notwithstanding the provisions of Section 14(b) hereof, the occurrence of an Event of Withdrawal of a General Partner shall not dissolve the Partnership if at such time there are one or more remaining General Partners and any one or more of such remaining General Partners continue the business of the Partnership (any and all such remaining General Partners being hereby authorized to continue the business of the Partnership without dissolution). If upon the occurrence of an Event of Withdrawal of a General Partner there shall be no remaining General Partner (or if no remaining General Partner elects to continue the business of the Partnership as provided in the preceding sentence), the Partnership nonetheless shall not be dissolved and shall not be required to be wound up if, within ninety (90) days after the occurrence of such Event of Withdrawal, all remaining Partners agree in writing, to continue the business of the Partnership and, if necessary or desired, to the appointment, effective as of the date of withdrawal, of one or more additional General Partners.
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            16.   Amendments. Except as otherwise provided herein, this
Agreement may be amended only upon the written consent of all Partners.

            17. Standard of Care; Indemnification of General Partners, Officers, Employees and Agents.

                  (a) No General Partner shall have any personal liability whatsoever to the Partnership or any other Partner by reason of such General Partner's acts or omissions in connection with the conduct of the business of the Partnership; provided, however, that nothing contained herein shall protect any General Partner against any liability to the Partnership or the Partners to which such General Partner would otherwise be subject by reason of (i) any act or omission of such Partner that involves actual fraud or willful misconduct or
(ii) any transaction from which such General Partner derived improper personal benefit.

                  (b) Except as may be limited by mandatory provisions of applicable law, the Partnership shall indemnify and hold harmless each General Partner and the officers, directors, stockholders, members, managers or partners of any non-individual Partner (each an "Indemnified Person") against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of the Partnership, or the Indemnified Person's acting as a Partner under this Agreement, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of the Partnership (including, without limitation, indemnification against negligence, gross negligence or breach of duty); provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from (i) any act or omission of such Indemnified Person that involves actual fraud or willful misconduct or
(ii) any transaction from which such Indemnified Person derived improper personal benefit. The indemnities provided hereunder shall survive termination of the Partnership and this Agreement. Each Indemnified Person shall have a claim against the property and assets of the Partnership for payment of any indemnity amounts from time to time due hereunder, which amounts shall be paid or properly reserved for prior to the making of distributions by the Partnership to Partners. Costs and expenses that are subject to indemnification hereunder shall, at the request of any Indemnified Person, be advanced by the Partnership to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided the Partnership with a written undertaking to reimburse the Partnership for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification hereunder.

                  (c) The contract rights to indemnification and to the advancement of expenses conferred in this Section 17 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Partners or otherwise.

                  (d) The Partnership may maintain insurance, at its expense, to protect itself and any Partner, employee or agent of the Partnership or another partnership, limited
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liability company, corporation, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Partnership would have the power to indemnify such person against such expense, liability or loss under the LP Act.

                  (e) The Partnership may, to the extent authorized from time to time by the General Partners, grant rights to indemnification and to advancement of expenses to any employee or agent of the Partnership to the fullest extent of the provisions of this Section 17 with respect to the indemnification and advancement of expenses of General Partners of the Partnership.

            18. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.
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            IN WITNESS WHEREOF, the undersigned have duly executed this
Agreement as of April 26, 2000.

                           GENERAL PARTNER:

                           CHEVRON PHILLIPS CHEMICAL HOLDINGS II LLC

                              By:  PHILLIPS PETROLEUM COMPANY, Member

                                    By:
                                        --------------------------------------
                                            Name:     J. W. Sheets
                                                  ----------------------------
                                           Title:     Assistant Treasurer
                                                  ----------------------------


                           LIMITED PARTNER:

                           CHEVRON PHILLIPS CHEMICAL HOLDINGS I LLC

                              By: PHILLIPS PETROLEUM COMPANY, Member

                                    By:
                                        --------------------------------------
                                            Name:     R. B. Gisi
                                                  ----------------------------
                                           Title:     Assistant Treasurer
                                                  ----------------------------

                                   SCHEDULE I

A.  GENERAL PARTNERS

                                                  Capital             Percentage
           Name & Address                       Contribution           Interest
           --------------                       ------------           --------
Chevron Phillips Chemical Holdings II LLC            $0                   0%
1234 Adams Building
Bartlesville, OK 74404

B.  LIMITED PARTNERS

                                                  Capital             Percentage
           Name & Address                       Contribution           Interest
           --------------                       ------------           --------
Chevron Phillips Chemical Holdings I LLC             $0                   0%
1234 Adams Building
Bartlesville, OK 74404

TOTAL                                                $0                   0%